EXHIBIT 23.2


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 1999, incorporated by reference in My Web Inc.com International, Ltd.'s Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



Clifton, New Jersey                         /s/ Wlosek & Braverman
         June 24, 1999



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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated 6 May, 1999 on the financial statements of Tecnochannel Technologies Sdn. Bhd. ("Company") as of 31 December, 1998 and 1997 and for the year/nine months then ended incorporated by reference in MyWeb Inc.'s Form 8K/A as filed with the Securities and Exchange Commission ("SEC") on 10 May, 1999 and to all references to our firm included in this registration statement.

We have not audited any financial statements of the Company subsequent to 31 December, 1998 or performed any audit procedures subsequent to the date of our report.


Yours faithfully,


/s/ Arthur Andersen & Co.
Dated: June 23, 1999